UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2103, 21st Floor, SK Tower 6A

Jianguomenwai Avenue, Chaoyang District

Beijing, China 100022

(Address of principal executive offices, including zip code)

(86-10) 8589-9303

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2020, Future FinTech Group Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Ms. Jing (Veronica) Chen, the Company’s Chief Financial Officer, to serve in such position for a one-year term, subject to renewal. Under the terms of the Agreement, Ms. Chen will receive a salary of RMB 624,000 (approximately $90,620) per year after tax, payable monthly, and will be eligible for an annual cash bonus in the Board’s sole discretion.

The foregoing description of the Agreement is only a summary of the terms of the Agreement and does not purport to be a complete description of such document, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto and which is incorporated by reference into this Item 5.02.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Employment Agreement, dated May 21, 2020, between Future FinTech Group Inc. and Jing Chen.

 # Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: May 22, 2020	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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